Exhibit 10.2

SOLOGIC, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into by and between Sologic, Inc., a Delaware corporation (the “Company”), and Carl L. Smith, III, an individual of the full age of majority and a resident of the state of Florida (“Smith”), who is the President and CEO of Sparx, Inc., a Florida corporation (“Sparx”), to be effective as of December 20, 2005 (the “Effective Date”). This Agreement is intended to constitute an individual grant of stock options and is not made under any employee benefit plan or other plan of the Company.

1. Grant. As of the Effective Date, the Board of Directors of the Company (the “Board”), or a committee of the Board, has granted to Smith a stock option to purchase 500,000,000 shares (the “Shares”) of $.001 par value common stock issued by the Company (the “Common Stock”) at a price of $.10 per share (the “Exercise Price”). The parties hereto acknowledge that this option is granted to Smith.

2. Time of Exercise. Except as expressly provided herein, this option shall vest immediately and be exercisable by Smith at any time on or after December 20, 2005 (the “Vesting Date”). This option may be exercised from time to time, at the sole discretion of Smith and shall not expire or terminate until it has been exercised in full.

3. Method of Exercise. This option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in the form attached hereto as Exhibit A, accompanied by full payment of the Exercise Price and any amounts required to be withheld pursuant to applicable income or employment tax laws in connection with such exercise with respect to that portion of this option being exercised. The value of the Shares for purposes of calculating any taxes due shall be the Fair Market Value of such Shares on the date of exercise. The date of proper delivery to the Company of such notice shall be the date of exercise of this option. Unless and until the Company notifies Smith to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise this option.

Upon the exercise of this option, in whole or in part, Smith may pay the Exercise Price in cash, by delivering duly endorsed certificates representing Common Stock having a Fair Market Value on the date of exercise equal to that portion of the Exercise Price being paid by delivery of such Common Stock, or through a combination of cash and Common Stock.

Delivery of certificates representing the purchased Shares of Common Stock shall be made by the Company reasonably promptly after receipt by the Company of notice and all amounts described above required to be submitted to the Company upon the exercise of this option; provided, however, that the Company’s obligation to deliver certificates may be postponed, in the sole discretion of the Board or a committee thereof, for any period necessary to list, register or otherwise qualify the purchased Shares under Federal securities laws or any applicable state securities law.

The exercise, in whole or in part, of this option shall cause a reduction in the number of unexercised Shares for which this option can subsequently be exercised equal to the number of Shares with respect to which this option is exercised.

4. Taxes. Smith shall be responsible for any and all taxes that may be due by him as a result of the exercise of this option or the disposition of the Shares acquired on the exercise of this option. Smith acknowledges that the Company has not provided tax advice to him or otherwise guaranteed the tax consequences of this option or the Shares.

5. No Assignment. This option shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution; provided, however, that the obligations of the Company hereunder shall be binding upon any successor in interest by name change, merger, consolidation or reorganization that results in the Company’s business being continued through another corporation or entity.

6. Rights as a Shareholder. Smith shall have no rights as a shareholder of the Company with respect to any Shares subject to this option until and unless Smith shall have exercised this option with regard to such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the exercise of this Option by Smith.

7. Amendment and Modification. The terms and conditions set forth herein may be amended only by the written consent of each of the parties hereto.

8. Inurement. This Agreement shall be binding upon and shall inure to the benefit of Smith and to the benefit of the Company, including respective heirs, executors, administrators, successors and assigns.

9. Governing Law. This Agreement is governed by the internal laws of the State of Florida, including the conflicts of law provisions thereof, in all respects, including matters of construction, validity and performance.

10. Investment Intent; Status as Accredited Investor. Smith is acquiring this option and the underlying Common Stock for his own account and not with a view to a distribution of this option or the Common Stock issuable upon the exercise of this option within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). Smith is the CEO of the Company, is intimately familiar with the business and operations of the Company, and is an “accredited investor” as defined in Regulation D under the Securities Act.

11. Additional Requirements. Smith acknowledges that the Common Stock acquired pursuant to the exercise of this option may bear such legends as the Company deems appropriate to comply with applicable Federal or state securities laws. In connection therewith and prior to the issuance of such Shares, Smith may be required, and hereby agrees, to deliver to the Company such other documents as may be reasonably requested by the Company to ensure compliance with applicable Federal or state securities laws.

12. Registration. Smith acknowledges and agrees that the Company is under no obligation to file or maintain a registration statement under the Securities Act relating to the shares underlying this option or the resale of those shares by Smith.

13. Restricted Securities. The Common Stock to be acquired by Smith upon the exercise of this option is a “restricted security” under Rule 144 of the Securities Act. The Common Stock to be acquired by Smith upon the exercise of this option has not been registered under the Securities Act and may only be sold or disposed of pursuant to the filing of a registration statement or pursuant to a valid exemption from such registration and shall bear a legend to that effect. The Company has no obligation to file a registration statement with respect to such Shares.

14. Interpretation and Administration. Smith agrees that the terms and conditions of this Agreement shall be construed by the Board or a committee of the Board, and that any determination of the Board or such committee shall be conclusive and binding on all parties claiming an interest in this option.

15. not used.

16. Definition of Fair Market Value. For purposes of this Agreement, “Fair Market Value” of a share as of a specified date means the average of the closing sale prices of a share of Common Stock reported on any national securities exchange on which the Common Stock is traded for the five trading days immediately preceding the exercise date. If the Common Stock is not listed on a national securities exchange at the time a determination of Fair Market Value is required to be made hereunder, its Fair Market Value shall be determined by the parties hereto in good faith.

17. No Fractional Shares. No fractional shares shall be issued upon the exercise of all or any portion of this option.

18. Committee of the Board. Any determination, interpretation or other action required or permitted to be taken by the Board hereunder may be taken by a committee appointed by the Board for such purpose.

[END OF TEXT OF AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date set forth hereinabove.

SOLOGIC, INC.

By:	/s/ Matthew A. Veal
Its:	Secretary/CFO

SMITH

By:	/s/ Carl L. Smith, III
Its:	Carl L. Smith, III

SPARX, INC.

By:	/s/ Carl L. Smith, III
Its:	President

Exhibit A

EXERCISE OF OPTION

Secretary

Sologic, Inc.

1358 Fruitville Road, Suite 209

Sarasota, FL 34236

The undersigned Optionee under the Stock Option Agreement dated December 20, 2005 between Sologic, Inc. and Carl L. Smith, III (the “Agreement”), hereby irrevocably elects to exercise the Stock Option granted in the Agreement to purchase                      shares of Common stock of Sologic, Inc., $.001 par value (“Shares”), and herewith makes payment of $                  in exchange for the Shares.

Dated:
(Signature of Optionee)

Date Received by Sologic, Inc.:

Received by:

[Note: Shares being delivered in payment of all or any part of the exercise price must be represented by certificates registered in the name of Smith or his designee and duly endorsed by the registered owner(s) thereof.]

Name*(Please Print): ____________________________________________________________

Home Address: _________________________________________________________________

_________________________________________________________________

Social Security No.: ______________________________________________________________

*	As stock should be registered